Exhibit 10.1

Settlement Agreement

This Settlement Agreement (this “Agreement”), dated as of January 31, 2023, is entered into by and between HUMBL, Inc., a Delaware corporation (the “Company”), Juan Luis Gonzalez, an individual (“Juan”) and Javier Gonzalez, an individual (“Javier”, and each of Juan and Javier, a “Buyer”, and collectively, the “Buyers”). Each of Juan and Javier and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, in connection with that certain Agreement and Plan of Merger, dated June 3, 2021, by and among the Company, Tickeri, Inc. (“Tickeri”) and certain other parties thereto (the “Merger Agreement”), (i) the Company acquired 100% of the outstanding shares of Tickeri through a merger effected (and treated and reported) as a tax-free reorganization under Section 368 of the Code (the “Tickeri Acquisition”), (ii) in consideration for the Tickeri Acquisition, the Company, among other things, issued to (x) Juan a Secured Promissory Note, dated June 3, 2021, in the original principal amount of $5,000,000.00 (the “Juan Note”) and 4,672,897 shares of common stock of the Company, par value $0.00001 (the “Juan HUMBL Shares”) and (y) Javier a Secured Promissory Note, dated June 3, 2021, in the original principal amount of $5,000,000.00 (the “Javier Note” and together with the Juan Note, the “Notes”) and 4,672,897 shares of common stock of the Company, par value $0.00001 (the “Javier HUMBL Shares”, and together with the Juan HUMBL Shares, the “Shares”) and (iii) the Company covenanted, pursuant to Section 4.11 of the Merger Agreement, to issue to (x) Javier 2,716,828 shares of the Company’s common stock (the “Javi Delayed Shares”) (subject to adjustment for any stock splits or other recapitalizations of the Company) and (y) Juan 2,716,828 shares of the Company’s common stock (the “Juan Delayed Shares”, and together with the Javi Delayed Shares, the “Delayed Shares”) (subject to adjustment for any stock splits or other recapitalizations of the Company), in each case if the Company was unable to file an effective registration statement on Form S-1 or Form 10 with the Securities Exchange Commission within six (6) months of the closing of the Acquisition.

WHEREAS, the Company and the Buyers desire to terminate the Notes, and in consideration of the termination of the Notes, the Company and the Buyers desire for (i) the Company to transfer to Juan 50% of the outstanding shares of common stock of Tickeri (the “Juan Tickeri Shares”), and (ii) the Company to transfer to Javier 50% of the outstanding shares of common stock of Tickeri (the “Javier Tickeri Shares”, and together with the Juan Tickeri Shares, the “Tickeri Shares”).

WHEREAS, following the Closing Date, the Company will no longer hold any shares of capital stock of Tickeri nor any ownership interest in Tickeri.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants set forth herein, the Parties agree as follows:

1. Effective Date; Closing Date. This Agreement will be effective upon execution by all of the Parties (the “Closing” and the date of the Closing, the “Closing Date”).

2. No Admission of Liability. Nothing contained herein will be taken or construed to be an admission of liability on the part of any Party with respect to any of the claims alleged or amounts claimed by any other Party, and each Party expressly denies any such liability, claims and amounts claimed.

1

3. Note Termination. The Notes are hereby terminated and all of the obligations of the Company owing to the Buyers under the Notes are hereby cancelled.

4. Share Transfer and Issuance.

4.1 Pursuant to the terms and conditions of this Agreement, and in consideration of the termination of the Notes, at the Closing, the Company shall (i) sell, convey, transfer and deliver to Juan and Javier, and Juan and Javier shall take delivery of, the Juan Tickeri Shares and Javier Tickeri Shares, respectively, in each case pursuant to a share transfer deed in the form attached hereto as Exhibit A and (ii) assign all Intellectual Property Rights that relate to Tickeri pursuant to a Technology Assignment Agreement in the form attached hereto as Exhibit B.

4.2 Pursuant to the terms and conditions of Section 4.11 of the Merger Agreement and as further provided for in this Agreement, at the Closing, the Company shall issue and deliver to Juan and Javier the Juan Delayed Shares and the Javier Delayed Shares, respectively.

5. Intended Tax Treatment. The transfer of the Tickeri Shares pursuant to Section 4.1 is intended for all U.S. income tax purposes, and applicable local and state law tax purposes, as gain attributable to the satisfaction of an installment obligation at other than its face value under Section 453B of the Code and the transfer of the Delayed Shares pursuant to Section 4.2 is intended for all U.S. income tax purposes, and applicable local and state law tax purposes, to comply with, and the Delayed Shares shall be treated as stock fitting withing the requirement of, Rev. Proc. 84-42, 1984-1 C.B. 521 (the “Intended Tax Treatment”). The parties shall file all Tax Returns in a manner consistent with, and shall take no Tax positions inconsistent with, the Intended Tax Treatment.

6. Legal Opinion. The Company shall take all action necessary to cause the removal of any restrictive legends on the Delayed Shares promptly following the six-month anniversary of the Closing Date (the “Resale Eligibility Date”). In furtherance thereof, no later than 3 business days after the Resale Eligibility Date, the Company shall provide to each Buyer an opinion of outside counsel to the Company that the Delayed Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions. The Company represents that it is not subject to Rule 144(i).

7. Representations and Warranties of the Company. Subject to the disclosures set forth in the disclosure schedule delivered to the Buyers concurrently with the Parties’ execution of this Agreement and attached to this Agreement, as a material inducement to the Buyers to enter into this Agreement, the Company represents and warrants to the Buyers as follows:

7.1 Organization. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary.

7.2 Authority for Agreement. The Company has full power, authority and legal right to enter into and perform its obligations under this Agreement and the other documents contemplated hereby to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The Company has duly approved and authorized this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and has authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other proceedings or actions on the part of the Company is necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which the Company is a party have been duly executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general.

2

7.3 Non-Contravention and Consents. Other than as would not reasonably be expected to be material to the business of Tickeri, individually or in the aggregate, the execution, delivery and performance by the Company of this Agreement and the other documents contemplated hereby and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by (x) any note, debt instrument, security agreement, mortgage or any other contract to which the Company or Tickeri is a party or by which the Company or Tickeri is bound or (y) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any nation, state or other instrumentality or political subdivision thereof (including any county or city), or any entity exercising executive, legislative, judicial, military, regulatory or administrative functions pertaining to any government (each, a “Government Authority”) which is applicable to the Company or Tickeri; (ii) give any person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business group, Government Authority or other entity (each, a “Person”) the right to challenge any of the transactions contemplated by this Agreement; or (iii) result in the creation or imposition of any encumbrance, possibility of encumbrance, or restriction in favor of any Person upon any of the Tickeri Shares or any of the properties or assets of Tickeri. No filing with, or consent of, any Person is necessary in connection with, nor is any “change of control” provision triggered by, the execution, delivery or performance by the Company of this Agreement and the other documents contemplated hereby nor the consummation by the Company of the transactions contemplated hereby or thereby.

7.4 Ownership of the Tickeri Shares. The Company is the sole owner of the Tickeri Shares and has good and marketable title thereto, and the Tickeri Shares are free and clear of all encumbrances except for those imposed by applicable federal and state securities laws and the security interest pursuant to the Notes. There are no voting trusts or proxies with respect to the voting of the Tickeri Shares. No Person, other than the Company, owns any interest in, or right to acquire any interest in, the Tickeri Shares. The Tickeri Shares owned by the Company constitute the Company’s entire interest in the equity of Tickeri and, upon the Closing, the Company will have no claim, right or interest in or to any shares of stock or other equity of Tickeri.

7.5 Intellectual Property.

(a) To the knowledge of the Company, Tickeri has sole title to and ownership of, or possesses legally enforceable rights to use under valid and subsisting written license agreements, all applicable material Tickeri Intellectual Property Rights (as defined below), and to the knowledge of the Company, neither Tickeri or the Company (with respect to the assets or Tickeri Intellectual Property Rights) has misappropriated, is not in conflict with and is not infringing upon the Intellectual Property Rights of others. Tickeri is the sole and exclusive owner of all Tickeri Intellectual Property Rights owned by Tickeri (the “Tickeri Owned IP Rights”) free and clear of any encumbrances. To the knowledge of the Company, none of the Tickeri Owned IP Rights is being infringed by activities, products or services of, or is being misappropriated by, any third party.

(b) With respect to each item of material Third Party Intellectual Property Rights (as defined below), to the knowledge of Company, there are no royalty, commission or other executory payment agreements, arrangements or understandings relating to such item other than those required under the license agreements entered into by Tickeri with third parties.

3

(c) The Company (with respect to Tickeri) and Tickeri have used reasonable efforts to protect and enforce Tickeri’s trade secrets and otherwise to safeguard and maintain the secrecy and confidentiality of all applicable material Tickeri Intellectual Property Rights. To the knowledge of the Company, no current or prior officers, employees or consultants of Tickeri or the Company have claimed any ownership interest in any material Tickeri Intellectual Property Rights as a result of having been involved in the development of such property while employed by or consulting to the Company or Tickeri, or otherwise. To the knowledge of the Company, there has been no violation of any trade secrets program or any confidentiality or nondisclosure agreement relating to Tickeri’s Intellectual Property Rights. Except for the Third Party Intellectual Property Rights, all Tickeri Intellectual Property Rights have been developed by employees of Tickeri or the Company, within the course and scope of their employment.

(d) The term “Tickeri Intellectual Property Rights” means the Intellectual Property Rights used in the conduct of the business of Tickeri as currently conducted.

(e) The term “Intellectual Property Rights” means all rights in (i) patents, patent applications, patent disclosures (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, together with all authors’ and moral rights, (iv) mask works and registrations and applications for registration thereof, (v) computer software (including source code, object code, macros, scripts, objects, routines, modules and other components), data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, products, processes, techniques, methods, research and development information and results, drawings, specifications, designs, plans, proposals, technical data, marketing plans and customer, prospect and supplier lists and information), (vii) other intellectual property rights, and (viii) “technical data” as defined in 48 Code of Federal Regulations, Chapter 1.

(f)   The term “Third Party Intellectual Property Rights” means any Tickeri Intellectual Property Rights specifically not owned by Tickeri.

7.6 Title to and Sufficiency of Assets. To the Company’s knowledge, Tickeri has good and marketable title to, or a valid leasehold interest in, every property or asset used by it, located on its premises, purported to be owned by it (the “Assets”), free and clear of any encumbrances except for properties and assets disposed of in the ordinary course of business and for valuable consideration. The Assets include (a) the tangible and intangible property and assets necessary for the continued conduct of the business of Tickeri and the provision of services therewith as of the Closing in the same manner as conducted immediately prior to the Closing and in compliance in all material respects with all applicable laws, permits and contracts of Tickeri as of the Closing, and (b) the property and assets necessary for the operations of the business of Tickeri.

7.7 Tickeri Shares. The Tickeri Shares, when sold, conveyed, transferred and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. Assuming the accuracy of the representations of the Buyers in Section 8, the Tickeri Shares will be issued in compliance with all applicable federal and state securities laws.

4

7.8 Delayed Shares. The Delayed Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. Assuming the accuracy of the representations of the Buyers in Section 8, the Delayed Shares will be issued in compliance with all applicable federal and state securities laws.

7.9 Shares. The Shares were validly issued, sold and delivered to Juan and Javier in connection with the Acquisition, and are fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. The Company has and will take all action necessary to ensure that (a) the Shares are without restriction and do not contain any restrictive legend without the need for any action by Buyer; and (b), prior to or on the Closing Date, counsel to the Company shall have provided a legal opinion that the Shares were registered pursuant to the Company’s Resale Registration Statement (as defined below) and may be publicly resold, assigned, or transferred. For the purposes hereof, “Resale Registration Statement” means a registration statement of the Company under the Securities Act that covers the resale of registrable securities.

8. Representations and Warranties of the Buyers. As a material inducement to the Company to enter into this Agreement, each Buyer represents and warrants to the Company individually as a Buyer as follows:

8.1 Organization. Such Buyer has full power, authority and legal right and capacity to enter into and perform such Buyer’s obligations under this Agreement and each other document contemplated hereby to which he is or will be a party and to consummate the transactions contemplated hereby and thereby.

8.2 Binding Obligation. This Agreement and the other documents contemplated hereby to which such Buyer is a party have been duly executed and delivered by such Buyer and are legal, valid and binding obligations of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general.

8.3 Non-Contravention and Consents. Other than as would not reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, the execution, delivery and performance by such Buyer of this Agreement and the other documents contemplated hereby and the consummation by such Buyer of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by (x) any note, debt instrument, security agreement, mortgage or any other contract to which such Buyer is a party or by which he is bound or (y) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority which is applicable to such Buyer; or (ii) give any Person the right to challenge any of the transactions contemplated by this Agreement. No filing with, or consent of, any Person is necessary in connection with, nor is any “change of control” provision triggered by, the execution, delivery or performance by such Buyer of this Agreement and the other documents contemplated hereby nor the consummation by the Buyer of the transactions contemplated hereby or thereby.

9. Additional Agreements.

9.1 Further Assurances. Each Party will, either at or after the Closing, execute such further documents, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be required by the other Party to consummate the transactions contemplated by this Agreement and to effect the other purposes of this Agreement, which purposes include fully and effectively transferring and conveying to the Buyers all properties, rights, titles, interests, remedies, powers and privileges of Tickeri.

5

9.2 Payments Received Post-Closing. The Company shall promptly remit to the Buyers all monies received by the Company or any of its affiliates following the Closing Date in payment for any accounts receivable of Tickeri.

9.3 Transfer Taxes. All transfer taxes incurred in connection with the transactions contemplated by this Agreement are the responsibility of the Company. The Company shall, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes, and pay or cause to be paid all such transfer taxes when due under applicable law.

9.4 Confidentiality. Each Party shall, and shall take all reasonable measures to cause its agents, representatives, affiliates, employees, officers and managers to, as applicable, treat and hold as confidential all Confidential Information of the Company and Tickeri. Each Party shall, and shall take all reasonable measures to cause its agents, representatives, affiliates, employees, officers and managers to, refrain from directly or indirectly disclosing, revealing, divulging or otherwise communicating any of the Company’s or Tickeri’s Confidential Information to any Person or using or otherwise exploiting any of Tickeri’s or the Company’s Confidential Information for such Person’s own benefit. For purposes of this Agreement, “Confidential Information” shall mean, with respect to a Person, such Person’s trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of contracts, operations, methods, supplier information and relationships, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary documents and information relating to the business and affairs of such Person, including, without limitation, any notes, analyses, compilations, studies, forecasts, interpretations or other documents that are derived from, contain, reflect or are based upon any such information and the organizational documents and other organizational records and information of such Person. In the event that any Party or any of its agents, representatives, affiliates, employees, officers or managers becomes legally compelled to disclose any Confidential Information of the Company or Tickeri, the applicable Party shall provide the other Party with prompt written notice of such requirement so that such other Party may seek a protective order or other remedy or waive compliance with the provisions of this Section 9.4. In the event that a protective order or other remedy is not obtained or if the applicable party waives compliance with this Section 9.4, the other Party shall, and shall cause its agents, representatives, affiliates, employees, officers and managers to, as applicable, furnish only that portion of such Confidential Information as is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded to such Confidential Information. The provisions of this Section 9.4 shall survive the Closing.

9.5 Restrictive Covenants.

(a) Non-Solicit. The Company covenants and agrees that for a two-year period following the Closing Date (the “Restricted Period”), the Company shall not, and shall direct its agents, representatives, affiliates, employees, officers and managers not to, directly or indirectly, other than for or on behalf of the Buyers: (i) engage or participate in any effort or act to cause the customers, suppliers, or associates of Tickeri to cease doing business or to discontinue their association with Tickeri; or (ii) interfere in any manner in the contractual or commercial relationship between Tickeri and any such customer, supplier, or associate.

(b) Non-Solicit; No Hire. The Company covenants and agrees that during the Restricted Period, the Company shall not, and shall direct its agents, representatives, affiliates, employees, officers and managers not, directly or indirectly, other than for or on behalf of the Buyers, encourage, induce, attempt to induce, recruit, hire, attempt to hire, solicit, attempt to solicit (on the Company’s own behalf or on behalf of any other Person) (i) any employee or independent contractor of Tickeri as of the Closing Date, or (ii) any employee or independent contractor who was employed or retained by Tickeri during the one-year period immediately preceding the Closing Date; provided, that nothing in this Section 9.5(b) shall prevent the Company from hiring (i) any employee or independent contractor whose employment or retention has been terminated by the Buyers or Tickeri following the Closing or (ii) after twelve (12) months from the date of termination of employment or retention, any employee or independent contractor whose employment or retention has been terminated by the employee or independent contractor.

6

(c) Non-Disparagement. Each Party agrees that it will not make derogatory, untrue, or disparaging public statements, written or otherwise, about any of the other Parties or Tickeri, or such Party’s or Tickeri’s business, prospects, products, or services.

(d) Extension for Breach. The Restricted Period shall be extended by the length of any period during which the Company, or any of its agents, representatives, affiliates, employees, officers and managers, is in breach of the terms of this Section 9.5.

(e) Injunctive and Other Relief. The Company agrees that a remedy at law for any breach of the provisions of this Section 9.5 may be inadequate and that the Buyers shall be entitled to injunctive relief, in addition to any other remedy they might have, in the event of breach or threatened breach of the provisions of this Section 9.5.

10. Indemnification.

10.1 Survival. Each representation, warranty, covenant and/or agreement contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing for a period of two (2) years.

10.2 Indemnification.

(a) The Company shall indemnify, defend, save and hold harmless the Buyers and their affiliates (including following the Closing, Tickeri), agents and representatives from and against any and all costs, losses, liabilities, damages, lawsuits, claims and expenses (whether or not arising out of third-party claims), including without limitation court costs, reasonable attorneys’ fees and disbursements and all amounts paid in investigation, defense or settlement of any of the foregoing (“Damages”), incurred in connection with or arising out of or resulting from (i) any material breach of or any material inaccuracy in any representation or warranty made by the Company in or pursuant to this Agreement; and (ii) the material failure by the Company to perform or observe any term, provision or covenant of this Agreement; (iii) any liability arising out of, in connection with or relating to the Company’s operation of Tickeri or any of its assets and/or properties during the period starting on June 3, 2021 and ending on the Closing Date, solely to the extent such liability arose due to Company’s actions.

(b) The Buyers shall, severally and not jointly, indemnify, defend, save and hold harmless the Company, and each of its affiliates, agents and representatives, from and against any and all Damages incurred in connection with or arising out of or resulting from (i) any material breach of or any material inaccuracy in any representation or warranty made by the Buyers in or pursuant to this Agreement; and (ii) the material failure by the Buyers to perform or observe any term, provision or covenant of this Agreement.

(c) The indemnification obligations of the Company and the Buyers set forth in Sections 10.2(a) and 10.2(b) shall survive for two (2) years from the date hereof. Any indemnification obligation incurred by a Buyer hereunder shall be satisfied by a Buyer in cash. Any indemnification obligation incurred by the Company hereunder shall be satisfied by the Company in cash. The aggregate amount of all Damages for which (i) the Company shall be liable pursuant to Section 10.2 shall not exceed $500,000 and (ii) the Buyers shall be liable pursuant to Section 10.2 shall not exceed $80,000.

7

11. Release of Claims. Each Party, for itself, and on behalf of its parent(s), owners, shareholders, subsidiaries, affiliates, and its and their respective successors and assigns (collectively, the “Releasing Persons”), hereby releases, acquits, waives, satisfies, and forever discharges each other Party, its parent(s), owners, subsidiaries, and affiliates, and each of their respective past and present directors, managers, officers, shareholders, partners, agents, principals, employees, attorneys, contractors, insurers, servants, parent corporations or entities, direct and indirect subsidiaries, predecessors, successors, assigns, heirs, and estates (“Released Persons”), from, and agrees not to sue the Released Persons concerning, any and all existing claims, liens, demands, causes of action, obligations, damages, expenses (including attorneys’ fees and costs incurred), losses, debts and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, existing or prospective, that it ever had, now has, or may claim to have, before or as of the date of this Agreement arising out of or related to the Company and its affiliates (with respect to the Buyers) or the Buyers and/or Tickeri (with respect to the Company); provided, however, that the foregoing release shall not cover any rights to enforce any rights or obligations arising under this Agreement. For the avoidance of doubt, the Parties hereby release each other Party (and, after the Closing, Tickeri) from any and all obligations of such Party under the Merger Agreement, including (but not limited to), with respect to the Buyers, the non-competition and indemnification obligations set forth in the Merger Agreement.

12. Employees.

12.1 Effective no later than immediately prior to the Closing and to the extent such employees have not already been terminated in writing and transferred over to employment with Tickeri, the Company shall terminate the employment of each of those Company employees listed on Exhibit C (collectively, the “Designated Employees”), and the Company shall make reasonable efforts to cause the Designated Employees accept the written offers of employment from Tickeri, and shall cause all unvested Company equity held by the Designated Employees to be terminated in accordance with their terms at the time of such termination. With respect to matters described in this Section 12, the Company will consult with the Buyers and/or Tickeri (and will consider in good faith the advice of the Buyers and/or Tickeri) prior to sending any notices or other communication materials to its employees.

12.2 Nothing in this Section 12, whether express or implied, shall (i) create any rights to continued employment or service, any term or condition of employment or service with the Company, Buyers or Tickeri or in any way prohibit the Buyers or Tickeri from terminating the employment or service of any employee of the Company or Tickeri or any other person at any time and for any or no reason, or otherwise be construed as a promise or guarantee of employment for any definite period of time; (ii) contradict, modify or alter the at-will employment relationship of any employee of the Company or Tickeri or any other person; (iii) be construed as an establishment, termination or amendment of any employee benefit plan or any other benefit or compensation plan, program, policy, contract, agreement or arrangement, or prohibit the Buyers or Tickeri from establishing, amending or terminating any benefit or compensation plan, program, policy, contract, agreement or arrangement or (iv) grant any rights or remedies whatsoever, including any third party beneficiary rights, by reason of this Section 12 to any Person other than the parties hereto.

12.3 The provisions contained in this Section 12 are for the sole benefit of Buyers, Tickeri and the Company and no current or former employee, director, independent contractor, consultant, service provider or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Section 12. Nothing in this Section 12 shall be construed or interpreted to limit the ability of the Buyers or Tickeri to amend or terminate any employee benefit plan pursuant to its terms.

8

13. Miscellaneous. The provisions set forth in this Section 13 shall apply to this Agreement.

13.1 Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in San Diego County, California, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper.

13.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties acknowledge and agree that this Agreement may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. The parties hereto confirm that any electronic copy of another party’s executed counterpart to this Agreement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

13.3 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

13.4 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

13.5 Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.

9

13.6 Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery or by email, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed as follows:

If to the Company:

HUMBL, Inc.

Attn: Jeff Hinshaw

600 B Street, Suite 300

San Diego, California 92101

If to the Buyers:

Javier and Juan Luis Gonzalez

41865 Rawnsley Drive

Ashburn, VA 20148

With a copy, which shall not constitute notice, to:

Andrew P. Sparks

Goodwin Procter LLP

3 Embarcadero Center

San Francisco, CA 94111

andrewsparks@goodwinlaw.com

or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this section.

13.7 Successors and Assigns. Neither the Buyers nor the Company may assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of the Buyers (with respect to any assignment by the Company) or the Company (with respect to any assignment by the Buyers).

13.8 Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the Party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

13.9 Complete Agreement. This Agreement, including those documents expressly referred to herein, embody the complete agreement and understanding between the Parties and supersede and preempt any prior understandings, agreements or representation by or between the Parties, written or oral, which may have related to the subject matter herein.

[Remainder of page intentionally left blank; signature page follows]

10

IN WITNESS WHEREOF, the undersigned Buyers and Company have caused this Agreement to be duly executed as of the date first above written.

BUYER:

Juan Luis Gonzalez

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the undersigned Buyers and Company have caused this Agreement to be duly executed as of the date first above written.

BUYER:

Javier Gonzalez

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the undersigned Buyers and Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

HUMBL, Inc.
By:
Brian Foote, President and CEO

[Signature Page to Settlement Agreement]

EXHIBIT A

SHARE TRANSFER DEED

FOR VALUE RECEIVED and pursuant to that certain Settlement Agreement, dated as of January 31, 2023, (i) HUMBL, Inc. (the “Transferor”) hereby assigns and transfers unto Javier Gonzalez (the “Transferee”), 50 shares of Common Stock (the “Tickeri Shares”), par value $0.001 per share, of Tickeri, Inc., (“Tickeri”), standing in the undersigned’s name on the books of Tickeri, and the Transferee hereby accepts the Tickeri Shares and (ii) the Transferor irrevocably constitutes and appoints the Secretary of the Tickeri as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of Tickeri.

Dated: January 31, 2023

TRANSFEROR:

HUMBL, Inc.

By:
Brian Foote, President and CEO

TRANSFEREE:

Javier Gonzalez

SHARE TRANSFER DEED

FOR VALUE RECEIVED and pursuant to that certain Settlement Agreement, dated as of January 31, 2023, (i) HUMBL, Inc. (the “Transferor”) hereby assigns and transfers unto Juan Luis Gonzalez (the “Transferee”), 50 shares of Common Stock (the “Tickeri Shares”), par value $0.001 per share, of Tickeri, Inc., (“Tickeri”), standing in the undersigned’s name on the books of Tickeri, and the Transferee hereby accepts the Tickeri Shares and (ii) the Transferor irrevocably constitutes and appoints the Secretary of the Tickeri as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of Tickeri.

Dated: January 31, 2023

TRANSFEROR:

HUMBL, Inc.

By:
Brian Foote, President and CEO

TRANSFEREE:

Juan Luis Gonzalez

EXHIBIT b

TECHNOLOGY ASSIGNMENT AGREEMENT

This Technology Assignment Agreement (“Agreement”) is entered as of January 31, 2023 (the “Effective Date”) between Tickeri, Inc., a Delaware corporation (“Tickeri”), on the one hand, and HUMBL, Inc., a Delaware corporation (“Assignor”).

WHEREAS, in connection with and as a result of that certain Agreement and Plan of Merger, dated June 3, 2021, by and among the Tickeri and Assignor, certain employees were hired under the name of the Assignor’s entity that worked exclusively on Tickeri’s services (the “Tickeri Employees”);

WHEREAS, the Tickeri Employees have developed Intellectual Property Rights that the Parties acknowledge and agree are to be owned by Tickeri;

WHEREAS, in connection with that certain Settlement Agreement among Assignor and Tickeri, dated as of the Closing Date (as defined in the Settlement Agreement) (the “Settlement Agreement”), the Assignor has agreed to transfer common stock to certain individuals of the Company; and

WHEREAS, in connection with the Settlement Agreement, which is hereby incorporated by reference, the Parties also agree to execute this Agreement to transfer any Intellectual Property Rights developed by the Tickeri Employees related to Tickeri’s business to Tickeri.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in the Settlement Agreement and herein contained, the Parties hereto agree as follows:

1. Assignment; Cooperation; No Liabilities.

1.1 Assignment. Assignor hereby assigns, transfers, delivers and conveys to Tickeri all of its right, title and interest in and to the Assigned Technology. “Assigned Technology” shall mean: (i) the subject matter referred to in Schedule A, (ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, know-how, materials and tools relating thereto or to the development, support or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights, sui generis database rights and all other intellectual property rights of any sort and all business, contract rights, causes of action (including all rights to sue and collect damages for past, present and future infringement), and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing.

1.2 Cooperation. Within 5 days after the Effective Date, Assignor shall deliver all Assigned Technology to Tickeri in the form and format reasonably requested by Tickeri (the “Delivery Date”). Further, Assignor agrees to assist Tickeri in every legal way to evidence, record and perfect the Section 1.1 assignment and to apply for and obtain and from time to time enforce, maintain, and defend the assigned rights. If Tickeri is unable for any reason whatsoever to secure Assignor’s signature to any document requested by Tickeri under this Section 1.2, Assignor hereby irrevocably designates and appoints Tickeri and its duly authorized officers and agents as Assignor’s agents and attorneys-in-fact, coupled with an interest and with full power of substitution, to act for and on such Assignor’s behalf and instead of Assignor, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Assignor.

1.3 Moral Rights. To the extent allowed by law, Section 1.1 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent Assignor retains any such Moral Rights under applicable law, Assignor hereby ratifies and consents to, and provides all necessary ratifications of and consents to, any action that may be taken with respect to such Moral Rights by, or authorized by, Tickeri; Assignor agrees not to assert any Moral Rights with respect thereto. Assignor will confirm any such ratifications, consents and agreements from time to time as requested by Tickeri.

1.4 No Liabilities. Tickeri shall not assume, or otherwise be responsible or liable for or obligated with respect to, any liabilities or obligations of Assignor, whether actual or contingent, accrued, matured or known or unknown, whether arising out of occurrences prior to, on or after the Effective Date.

2. Confidential Information. Assignor agrees that it will not use or disclose to third parties anything assigned to Tickeri hereunder or any other technical or business information or plans of Tickeri, except to the extent Assignor can document that it is generally available (through no fault of any Assignor) for use and disclosure by the public without any charge, license or restriction. Assignor recognizes and agrees that there is no adequate remedy at law for a breach of this Section 2, that such a breach would irreparably harm Tickeri and that Tickeri is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach in addition to any other remedies.

3. Warranties. Assignor represents and warrants to Tickeri that (i) there are no other owners of any right, title, or interest in the Assigned Technology, (ii) Assignor has not assigned, transferred, licensed, pledged, or otherwise encumbered any Assigned Technology or agreed to do so, (iii) Assignor has full power and authority to enter into this Agreement and to make the assignment as provided herein and that the execution and performance of this Agreement has been duly and validly authorized by all necessary corporate action on the part of Assignor and does not violate or conflict with any right of (or any Assignor obligation to), or require the consent of, any third party, (iv) to Assignor’s knowledge, the Assigned Technology does not violate, infringe or misappropriate any third party’s rights, (v) to Assignor’s knowledge, there are no questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Assigned Technology, (vi) to Assignor’s knowledge, all software included within the Assigned Technology is (a) free of all viruses, worms, trojan horses and other infections or harmful routines and (b) does not contain any “open source,” “copy left,” “public” or other similar code or anything derived from or based on any of the foregoing and (c) is free from (and if distributed would still be free from) any requirement imposed by a licensor that recipients be entitled to source code or to modify or distribute any such software, and (vii) Assignor is not now insolvent nor will Assignor be rendered insolvent by the consummation of the transactions contemplated by this Agreement, nor has Assignor, at any time (a) made a general assignment for the benefit of creditors, or (b) filed, or had filed against it, any bankruptcy petition or similar filing.

4. Miscellaneous. Any notice, report, approval, or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified U.S. mail, postage prepaid to the respective addresses of the parties as set below (or such other address as a party may designate by ten (10) days notice). No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. The terms of this Agreement are confidential to Tickeri and no press release or other written or oral disclosure of any nature regarding this Agreement shall be made by Assignor without Tickeri’s prior written approval; however, approval for such disclosure shall be deemed given to the extent such disclosure is required to comply with governmental rules. Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

5. Term. This Agreement will remain in effect in perpetuity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date.

ASSIGNOR:

HUMBL, Inc.

By:
Brian Foote, President and CEO

Address for Notice

600 B Street, Ste. 300
San Diego, CA 92101
Attn: Jeff Hinshaw

[Signature Page to Technology Assignment Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date.

TICKERI:

Tickeri, Inc.

By:
Juan Luis Gonzalez, CEO

Address for Notice

41865 Rawnsley Drive
Ashburn, VA 20148

[Signature Page to Technology Assignment Agreement]

SCHEDULE A

All technology, concepts, software, or intellectual property rights developed or conceived by the following employees for Tickeri that relate to Tickeri’s business (any work done by any of the following employees on HUMBL’s business is expressly excluded):

●	Dayline Cueto
●	Juan Luis Gonzalez
●	Gabriela Irizarry
●	Mark Isaza
●	Patrick Lopez
●	Ixandra Molina Gamboa
●	Jessica Salas-Acha
●	Carol Zambrana Arias
●	Matt Tylenda
●	Javier Gonzalez
●	Alejandro Torroella

EXHIBIT C

DESIGNATED EMPLOYEES

1.	Dayline Cueto
2.	Juan Luis Gonzalez
3.	Gaby Irizarry
4.	Mark Isaza
5.	Patrick Lopez
6.	Ixandra Molina Gamboa
7.	Jessica Salas-Acha
8.	Carol Zambrana Arias
9.	Matt Tylenda (Dismissed)
10.	Alejandro Torroella
11.	Javier Gonzalez